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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

       Date of Report (Date of earliest event reported): October 25, 2001

                             ABRAMS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

         Georgia                      0-10146                               58-0522129
(State of Incorporation)       Commission File Number         (I.R.S. Employer Identification No.)

              1945 The Exchange, Suite 300, Atlanta, Georgia 30339
          (Address of principal executive offices, including zip code)

                                 (770) 953-0304
              (Registrant's telephone number, including area code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

Items 1, 2, 3, 5, 6, and 8 are not applicable and are omitted from this report.

Item 4. Changes in Registrant's Certifying Accountant.

The registrant has engaged Arthur Andersen LLP as its principal accountants and has dismissed its former principal accountants, PricewaterhouseCoopers LLP. The change was made on October 25, 2001. The decision to change accountants was approved by the Audit Committee of the registrant. Neither of the reports of the former principal accountants on the financial statements of the registrant for the past two fiscal years contained an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principle.

In connection with its audits for the two most recent fiscal years of the registrant and the subsequent interim period through October 25, 2001, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused them to make reference to the subject matter of the disagreements in their reports for such fiscal years.

During the registrant's two most recent fiscal years and the subsequent interim period through October 25, 2001, the registrant has not consulted Arthur
Andersen LLP regarding any matter requiring disclosure under Regulation S-K,
Item 304(a)(2). The registrant has provided PricewaterhouseCoopers LLP with a copy of this disclosure and has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of PricewaterhouseCoopers' letter to the SEC dated
October 29, 2001, is filed as Exhibit 16 to this report on Form 8-K.

Item 7. Financial Statements and Exhibits

(a)      Financial Statements of Businesses Acquired.

         Not Applicable.

(b)      Pro Forma Financial Information

         Not Applicable

(c)      Exhibits

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
         Number           Description
         ------           -----------
          16              Letter from PricewaterhouseCoopers LLP

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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       ABRAMS INDUSTRIES, INC.



                                       /s/ Melinda S. Garrett
                                       -----------------------------
                                       Melinda S. Garrett
                                       Chief Financial Officer


Date: October 30, 2001